Reliance Real Estate Trust, LLC 1-A/A

Exhibit 5.1

GULKOWITZ BERGER LLP

4205 Avenue M

Brooklyn, New York 11234

212-208-0005

February 21, 2018

Re: Reliance Real Estate Trust, LLC

We consent to the fling of our opinion dated January 30, 2018, as an exhibit to Amendment No. 2 to Offering Statement and to the reference to us under the caption "Legal Matters" in the Offering Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder

Sincerely yours,
/s/ Gulkowitz Berger LLP